Exhibit 99.1

FOR IMMEDIATE RELEASE                              MEDIA CONTACT
                                                   Wendy Wall
                                                   Vollmer Public Relations
                                                   (Wendy@vollmerpr.com)
                                                   713/546-2230

                                                   INVESTOR RELATIONS CONTACT
                                                   Bob Aronson
                                                   800-579-2302

           STAGE STORES ANNOUNCES NEW CREDIT AGREEMENT

     HOUSTON, TX, June 7, 2000 - - Stage Stores, Inc. today announced a three year $450 million debtor-in-possession credit agreement with CITICORP USA, INC. as agent. The company also announced that the credit agreement was approved by the U.S. Bankruptcy Court for the Southern District of Texas in an interim order dated June 2, 2000. The interim order approved borrowings of up to $385 million.
     Jack Wiesner, Chairman, interim Chief Executive Officer and President, commented, "This new credit agreement provides the company with significant liquidity to help ensure we can meet all of our financial obligations in the ordinary course of business."
      Stage Stores, Inc., brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company currently operates more thanover 600 stores in 33 states, primarily under the Stage, Bealls and Palais Royal names.
     Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the company with the Securities and Exchange Commission that the company urges investors to consider.

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